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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (date of earliest event reported) June 5, 1998


                       ADVANCED MACHINE VISION CORPORATION
             (Exact name of registrant as specified in its charter)


                                   California
                 (State or other jurisdiction of incorporation)


                  0-20097                                 33-0256103
         (Commission File Number)              (IRS Employer Identification No.)

           2067 Commerce Drive
             Medford, Oregon                                97504
(Address of principal executive offices)                  (Zip Code)

                                  541-776-7700
              (Registrant's telephone number, including area code)



                            Total Number of Pages: 8

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Item 5.           Other Events
                  ------------

                  On June 5, 1998, Ventek, Inc. ("Ventek"), a wholly-owned subsidiary of Advanced Machine Vision Corporation ("AMV"), loaned $250,000 (the "Loan") to Rodger A. Van Voorhis, a director of the AMV. Mr. Van Voorhis is also president and a director of Ventek and a 25% owner of Veneer Technology, Inc. ("Veneer") from whom AMV purchased Ventek in July 1996. In payment for Ventek, AMV issued, among other consideration, a $1,000,000 6.75% note due July 23, 1999 (the "Note") and a
                  Class I Warrant to purchase 1,000,000 shares of AMV common stock at $2.25 per share.

                  The Loan is secured by Mr. Van Voorhis' right, title and interest in the Note. The Loan is payable on July 23, 1999. Additionally, Mr. Van Voorhis and the other former owners of Veneer agreed to amend the Class I Warrant to reduce the number of shares issuable upon exercise of the Warrant from 1,000,000 to 250,000.

Item 7.           Financial Statements and Exhibits
                  ---------------------------------

                  (c)   Exhibits
                        --------

                        * Amendment to Class I Warrant dated June 5, 1998.

                        * $250,000 Note dated June 5, 1998 from Rodger A.
                          Van Voorhis to Ventek.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ADVANCED MACHINE VISION CORPORATION




Date:  June 15, 1998                         By:  /s/ Alan R. Steel
                                                --------------------------------
                                                Vice President, Finance and
                                                Chief Financial Officer


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                                  Exhibit Index
                                  -------------


4     Amendment to Class I Warrant dated June 5, 1998.

10.1  $250,000 Note dated June 5, 1998 from Rodger A. Van Voorhis to Ventek.